Exhibit 3.2 SIXTH AMENDED AND RESTATED BYLAWS OF BAKER HUGHES COMPANY

i TABLE OF CONTENTS PAGE ARTICLE I STOCKHOLDERS 1 1.1. Place of Meetings 1 1.2. Annual Meeting 1 1.3. Special Meetings 1 1.4. Notice of Meetings 1 1.5. Voting List 1 1.6. Quorum 2 1.7. Adjournments 2 1.8. Proxies 2 1.9. Action at Meeting 3 1.10. Notice of Stockholder Business and Nominations 3 1.11. Conduct of Meetings 13 1.12. Nomination of Directors Included in the Corporation’s Proxy Materials 14 ARTICLE II DIRECTORS 24 2.1. General Powers 24 2.2. Number, Election and Qualification 24 2.3. Chairman of the Board; Vice Chairman of the Board 24 2.4. Terms of Office 25 2.5. Quorum 25 2.6. Action at Meeting 25 2.7. Removal 25 2.8. Vacancies 25 2.9. Resignation 25 2.10. Regular Meetings 25 2.11. Special Meetings 25 2.12. Notice of Special Meetings 26 2.13. Meetings by Conference Communications Equipment 26 2.14. Action by Consent 26 2.15. Committees 26 2.16. Compensation of Directors 27 2.17. Interested Transactions 27 ARTICLE III OFFICERS 27 3.1. Titles 27 3.2. Election 27 3.3. Qualification 28 3.4. Tenure 28 3.5. Resignation and Removal 28 3.6. Vacancies 28 3.7. President; Chief Executive Officer 28

3.8. Vice Presidents 28 3.9. Secretary and Assistant Secretaries 28 3.10. Treasurer and Assistant Treasurers 29 3.11. Delegation of Authority 29 ARTICLE IV CAPITAL STOCK 29 4.1. Issuance of Stock 29 4.2. Stock Certificates: Uncertificated Shares 30 4.3. Transfers 30 4.4. Lost, Stolen or Destroyed Certificates 31 4.5. Record Date 31 ARTICLE V GENERAL PROVISIONS 32 5.1. Fiscal Year 32 5.2. Corporate Seal 32 5.3. Waiver of Notice 32 5.4. Voting of Securities 32 5.5. Evidence of Authority 33 5.6. Certificate of Incorporation 33 5.7. Severability 33 5.8. Pronouns 33 5.9. Electronic Transmission 33 5.10. Certain Definitions 33 ARTICLE VI AMENDMENTS 33 ARTICLE VII INDEMNIFICATION AND ADVANCEMENT 34 7.1. Right to Indemnification 34 7.2. Prepayment of Expenses 34 7.3. Authorization of Indemnification 34 7.4. Good Faith Defined 35 7.5. Right of Claimant to Bring Suit 35 7.6. Nonexclusivity of Indemnification and Advancement of Expenses 35 7.7. Priority of Corporation Obligations 36 7.8. Insurance 36 7.9. Certain Definitions 36 7.10. Survival of Indemnification and Advancement of Expenses 37 7.11. Contract Rights 37

1 ARTICLE I STOCKHOLDERS 1.1. Place of Meetings. All meetings of stockholders shall be held at such place, if any, as may be designated from time to time by the Board of Directors (the “Board”) of Baker Hughes Company (the “Corporation”), the Chairman of the Board or the Chief Executive Officer or, if not so designated, at the principal office of the Corporation. The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware (the “DGCL”). 1.2. Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board, the Chairman of the Board or the Chief Executive Officer (which date shall not be a legal holiday in the place, if any, where the meeting is to be held). The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders. 1.3. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called as (and only as) provided in the Certificate of Incorporation. The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders. Business transacted at any special meeting of stockholders shall be limited to matters related to the purpose or purposes stated in the notice of meeting. 1.4. Notice of Meetings. Except as otherwise provided by the DGCL, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL. 1.5. Voting List. The Secretary shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the

2 meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. Except as otherwise provided by law, the list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. 1.6. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the Corporation issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum of such class or classes or series entitled to take action with respect to the vote on such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. 1.7. Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the chairman of the meeting or, if directed to be voted on by the chairman of the meeting, by the stockholders present or represented at the meeting and entitled to vote thereon, although less than a quorum. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. 1.8. Proxies. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communication in a

3 manner, if any, authorized by the Board in its sole discretion by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by applicable law. No such proxy shall be voted upon after three (3) years from the date of its execution, unless the proxy expressly provides for a longer period. 1.9. Action at Meeting. When a quorum is present at any meeting, any matter to be voted upon by the stockholders at such meeting shall, except as set forth in Section 2.2, be decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented by proxy at the meeting and voting affirmatively or negatively on such matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock of that class or series present or represented by proxy at the meeting and voting affirmatively or negatively on such matter), except when a different vote is required by applicable law, regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Bylaws. Voting at meetings of stockholders need not be by written ballot. 1.10. Notice of Stockholder Business and Nominations. (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board, any committee thereof, the Chairman of the Board or the Chief Executive Officer, (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.10 is delivered to the Secretary of the Corporation and at the time of the annual meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.10 or (d) pursuant to Section 1.12. For the avoidance of doubt, the procedures set forth in this Section 1.10 shall be the exclusive means for a stockholder to make nominations or submit proposals for other business for an annual meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successor rule thereto and included in the Corporation’s proxy statement that has been prepared to solicit proxies for such annual meeting and other than pursuant to Section 1.12). (2) For any nominations or any other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the

4 Board) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred and twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Corporation). In no event shall the adjournment or postponement of an annual meeting (or any public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, such stockholder’s notice (whether given pursuant to this paragraph (A)(2) of Section 1.10 or paragraph (B) of Section 1.10) to the Secretary of the Corporation shall set forth: (a) as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director to the Board, (i) all information relating to such person that is required to be disclosed, whether in a proxy statement, other filings required to be made in connection with solicitations of proxies for election of directors in a contested election contest, or as otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder; (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary of the Corporation upon written request); such person’s written representation and agreement (in the form provided by the Secretary of the Corporation upon written request), (A) that such person is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s

5 fiduciary duties under applicable law, (B) that such person is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (C) that, in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, such person would, if elected as a director, comply with all of the Corporation’s corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines applicable generally to the Corporation’s directors and, if elected as a director of the Corporation, such person currently would be in compliance with any such policies and guidelines that have been publicly disclosed; (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, and their respective affiliates and associates, or any other person or persons (including their names) acting in concert therewith (including, for the avoidance of doubt, any person from whom the stockholder giving the notice is receiving funding to fund the proxy proposal and related expenses), on the one hand, and each proposed nominee, and his or her respective affiliates or associates, or any other person or persons (including their names) acting in concert therewith (including, for the avoidance of doubt, any person from whom the stockholder giving the notice is receiving funding to fund the proxy proposal and related expenses), on the other hand, including, without limitation, any relationship as principal, employee or affiliate, and all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith (including, for the avoidance of doubt, any person from whom the stockholder giving the notice is receiving funding to fund the proxy proposal and related expenses), were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (iv) any information that such person would be required to disclose pursuant to clauses (ii) and (v) - (x) of clause (c) of this paragraph (A)(2) of Section 1.10 if such person were a stockholder

6 purporting to make a nomination or propose business pursuant thereto; and (v) an undertaking to notify the Corporation in writing of any change in the information called for by clauses (i)(iv) as of the record date for notice of such meeting, by notice received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the tenth (10th) day following such record date; (b) as to any other business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the complete text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend any Corporation document, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and their respective affiliates and associates, and any other person or persons (including their names) acting in concert therewith (including, for the avoidance of doubt, any person from whom the stockholder giving the notice is receiving funding to fund the proxy proposal and related expenses) in connection with the proposal of such business by such stockholder; and (c) as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal for other business is made, any of their respective affiliates or associates (including, if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity), and any others acting in concert with any of the foregoing (including, for the avoidance of doubt, any person from whom the stockholder giving the notice is receiving funding to fund the proxy proposal and related expenses): (i) the name and address of such stockholder, as they appear on the Corporation’s books, such beneficial owner, if any, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing (including, for the avoidance of doubt, any person from whom the stockholder giving

7 the notice is receiving funding to fund the proxy proposal and related expenses); (ii) the class or series and number of shares of capital stock of the Corporation which are, directly or in directly, owned beneficially and of record by such stockholder, such beneficial owner, if any, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing (including, for the avoidance of doubt, any person from whom the stockholder giving the notice is receiving funding to fund the proxy proposal and related expenses); (iii) a description of any other business being brought by such stockholder, such beneficial owner, if any, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing (including, for the avoidance of doubt, any person from whom the stockholder giving the notice is receiving funding to fund the proxy proposal and related expenses); (iv) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing (including, for the avoidance of doubt, any person from whom the stockholder giving the notice is receiving funding to fund the proxy proposal and related expenses), including, in the case of a nomination, the nominee; (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, war rants, convertible securities, stock appreciation or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation, hedging transact ions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, if any, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing (including, for the avoidance of doubt, any person from whom the stockholder giving the notice is receiving funding to fund the proxy proposal and related expenses), whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to,

8 manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation (a “Derivative Instrument”); (vi) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder and such beneficial owner, if any, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing (including, for the avoidance of doubt, any person from whom the stockholder giving the notice is receiving funding to fund the proxy proposal and related expenses), has the right to vote any shares of any security of the Corporation; (vii) any short interest of such stockholder and such beneficial owner, if any, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing (including, for the avoidance of doubt, any person from whom the stockholder giving the notice is receiving funding to fund the proxy proposal and related expenses), in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (viii) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and such beneficial owner, if any, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing (including, for the avoidance of doubt, any person from whom the stockholder giving the notice is receiving funding to fund the proxy proposal and related expenses), that are separated or separable from the underlying shares of capital stock of the Corporation; (ix) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments, held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner, if any, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing (including, for the avoidance of doubt, any person from whom the stockholder giving the notice is receiving funding to fund the proxy proposal and related expenses), is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

9 (x) any performance related fees (other than an asset- based fee) that such stockholder and such beneficial owner, if any, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing (including, for the avoidance of doubt, any person from whom the stockholder giving the notice is receiving funding to fund the proxy proposal and related expenses), is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any; (xi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business or nomination; (xii) a representation whether the stockholder or the beneficial owner, if any, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing (including, for the avoidance of doubt, any person from whom the stockholder giving the notice is receiving funding to fund the proxy proposal and related expenses), intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy, on a card to be a color other than white, to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee (in the case of electing a nominee, such percentage to be at least 67%), (B) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, including pursuant to Rule 14a-19 under the Exchange Act and/or (C) otherwise to solicit proxies with respect to one or more nominees or business proposals (in each case, specifically identifying each participant in the solicitation as defined under Item 4 of Schedule 14A under the Exchange Act and the means by which the participants intend to solicit proxies or votes); (xiii) any other information relating to such stockholder and beneficial owner, if any, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing (including, for the avoidance of doubt, any person from whom the stockholder giving the notice is receiving funding to fund the proxy proposal and related expenses), required to be disclosed under the DGCL or in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal of other business and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

10 (xiv) an undertaking by the stockholder and beneficial owner, if any, to notify the Corporation in writing of any change in the information called for by clauses (i) - (xiii) above as of the record date for such meeting, by notice received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the tenth (10th) day following such record date. The Corporation may, as a condition of any such nomination being deemed properly brought before an annual meeting, require any proposed nominee to furnish (i) any information required pursuant to any undertaking delivered pursuant to this paragraph (A)(2) of Section 1.10, and (ii) such other information as the Corporation may request. The foregoing notice requirements of this paragraph (A) of this Section 1.10 shall be deemed satisfied by a stockholder with respect to business (other than any purported nomination) if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 promulgated under the Exchange Act or any successor rule thereto and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.10 to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 1.10 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.10 shall also be considered timely, but only with respect to nominees for the additional directorship positions, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the special meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or any committee thereof, the Chairman of the Board or the Chief Executive Officer or (2) provided that the Board pursuant to Section 1.3 hereof has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (a) is a stockholder of record at the time the notice provided for in this Section 1.10 is delivered to the Secretary of the Corporation and at the time of the special meeting, (b) is entitled to vote at the special meeting and (c) complies with the notice procedures and conditions set forth in this Section 1.10 (including the information requirements in paragraph (A)(2) of Section 1.10) as to such nomination. For the avoidance of doubt,

11 clause (2) of the foregoing sentence of this paragraph (B) of Section 1.10 shall be the exclusive means for a stockholder to propose nominations of persons for election to the Board at a special meeting of stockholders at which directors are to be elected. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if a stockholder’s notice meeting the requirements of paragraph (A)(2) of this Section 1.10 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the adjournment or postponement of a special meeting as to which notice has been sent to stockholders, or any public announcement with respect thereto, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. (C) General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.10 or Section 1.12 (in the case of an annual meeting of stockholder s of the Corporation) shall be eligible to be properly elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(xii) of this Section 1.10) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything to the contrary in these bylaws, unless otherwise required by law, if any stockholder or stockholder associated person (a) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (b) subsequently fails to comply with the requirements of Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to

12 satisfy the Corporation that such stockholder or stockholder associated person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any stockholder or stockholder associated person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder or stockholder associated person shall deliver to the Corporation, no later than [five (5)] business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act. For purposes of this Section 1.10 and Section 1.12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder, to act for such stockholder as proxy at the annual or special meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual or special meeting of stockholders, as applicable. (2) For purposes of this Section 1.10 and Section 1.12, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder. (3) Notwithstanding the foregoing provisions of this Section 1.10 and Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act, including Rule 14a-19, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.10 and Section 1.12: provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.10 (including paragraphs (A)(2) and (B) hereof) or Section 1.12, and compliance with paragraphs (A)(2) and (B) of this Section 1.10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of i)(2), business (other than nominations) brought properly under and in compliance with Rule 14a-8 of the Exchange Act or any successor rule thereto, as it may be amended from time to time and other than pursuant to Section 1.12). Nothing in this Section 1.10 or Section 1.12 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to the applicable rules and regulations promulgated under the Exchange Act (including, without limitation, Rule 14a-8 promulgated under the Exchange Act) or (b) of the holders of any series of Preferred Stock to elect directors if and to the extent provided for under any applicable provisions of the Certificate of Incorporation.

13 (D) Action by Stockholders without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation. 1.11. Conduct of Meetings. (A) Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer ‘ s absence, by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting. (B) The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate in its sole discretion regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the

14 meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. (C) The chairman of the meeting shall announce at the meeting the date and time of the opening and the closing of the polls for each matter voted upon at the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted unless the Court of Chancery of the State of Delaware shall determine otherwise. (D) In advance of any meeting of stockholders, the Board, the Chairman of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors. 1.12. Nomination of Directors Included in the Corporation’s Proxy Materials. (A) Inclusion of Stockholder Nominees in the Proxy Statement. Subject to the provisions of this Section 1.12, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders (but not at any special meeting of stockholders): (1) the names of any person or persons nominated for election (each, a “Stockholder Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Stockholder (as defined below) or group of up to 20 Eligible Stockholders that, as determined by the Board, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 1.12 (such Eligible Stockholder or group of Eligible Stockholders being a “Nominating Stockholder”); (2) disclosure about each Stockholder Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement; (3) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of each Stockholder Nominee’s election to the Board (subject, without limitation, to Section 1.12(E)(2): provided that such statement does not exceed five hundred (500) words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (the “Supporting Statement”)); and (4) any other information that the Corporation or the Board determines, in its discretion, to include in the proxy statement relating to the nomination of each Stockholder Nominee, including, without limitation, any statement in

15 opposition to the nomination, any of the information provided pursuant to this Section 1.12 and any solicitation materials or related information with respect to a Stockholder Nominee. For purposes of this Section 1.12, any determination to be made by the Board may also be made by a committee of the Board or any officer of the Corporation designated by the Board or a committee of the Board, and any such determination shall be final and binding on the Corporation, any Eligible Stockholder, any Nominating Stockholder, any Stockholder Nominee and any other person so long as made in good faith (without any further requirements). The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Section 1.12 and, if not so nominated, shall direct and declare at the meeting that such Stockholder Nominee shall not be considered. (B) Maximum Number of Stockholder Nominees. (1) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than that number of directors constituting the greater of (a) two (2) or (b) twenty percent (20%) of the total number of directors of the Corporation then serving on the last day on which a Nomination Notice may be submitted pursuant to this Section 1.12 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting of stockholders shall be reduced by: (a) each Stockholder Nominee whose nomination is withdrawn by the Nominating Stockholder or who becomes unwilling to serve on the Board; (b) each Stockholder Nomine e who ceases to satisfy, or Nominating Stockholders that cease to satisfy, the eligibility requirements in this Section 1.12, as determined by the Board; (c) each Stockholder Nominee who the Board itself decides to nominate for election at such annual meeting of stockholders; and (d) the number of incumbent directors who had been Stockholder Nominees at either of the preceding two (2) annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board. In the event that one or more vacancies for any reason occurs on the Board after the deadline for submitting a Nomination Notice as set forth in Section 1.12(D) but before the date of the annual meeting of stockholders and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. (2) If the number of Stockholder Nominees pursuant to this Section 1.12 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation’s capital stock that each Nominating Stockholder

16 disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 1.12(D), a Nominating Stockholder or a Stockholder Nominee ceases to satisfy the eligibility requirements in this Section 1.12, as determined by the Board, a Nominating Stockholder withdraws its nomination or a Stockholder Nominee becomes unwilling to serve on the Board, whether before or after the mailing or other distribution of the definitive proxy statement, then the Corporation: (a) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement Stockholder Nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (b) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of stockholders. Any Nominating Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 1.12 shall rank such Stockholder Nominees based on the order in which the Nominating Stockholder desires such Stockholder Nominees be selected for inclusion in the Corporation’s proxy materials. (C) Eligibility of Nominating Stockholder. (1) An “Eligible Stockholder” is a person who has either (a) been a record holder of the shares of capital stock of the Corporation used to satisfy the eligibility requirements in this Section 1.12 continuously for the three (3)-year period specified in subsection (C)(2) of this Section 1.12 below or (b) provides to the Secretary of the Corporation, within the time period referred to in Section 1.12(D), evidence of continuous ownership of such shares for such three (3)-year period from one or more securities intermediaries in a form that the Board determines acceptable. (2) An Eligible Stockholder or group of up to twenty (20) Eligible Stockholders may submit a nomination in accordance with this Section 1.12 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the Corporation’s capital stock throughout the three (3)-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of stockholders. The following shall be treated as one Eligible Stockholder if such Eligible Stockholder shall provide together with the Nomination Notice documentation satisfactory to the Board that demonstrates compliance with the following criteria: (a) funds under common management and investment control; (b) funds under common management and funded primarily by the same employer; or (c) a “family of investment companies” or a “group of investment

17 companies” (each as defined in the Investment Company Act of 1940, as amended). For the avoidance of doubt, in the event of a nomination by a Nominating Stockholder that includes more than one Eligible Stockholder, any and all requirements and obligations for a given Eligible Stockholder or, except as the context otherwise makes clear, the Nominating Stockholder that are set forth in this Section 1.12, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Stockholders constituting the Nominating Stockholder. Should any Eligible Stockholder cease to satisfy the eligibility requirements in this Section 1.12, as determined by the Board, or withdraw from a group of Eligible Stockholders constituting a Nominating Stockholder at any time prior to the annual meeting of stockholders, the Nominating Stockholder shall be deemed to own only the shares held by the remaining Eligible Stockholders. As used in this Section 1.12, any reference to a “group” or “group of Eligible Stockholders” refers to any Nominating Stockholder that consists of more than one Eligible Stockholder and to all the Eligible Stockholders that make up such Nominating Stockholder. (3) The “Minimum Number” of shares of the Corporation’s capital stock means three percent (3%) of the number of outstanding shares of capital stock of the Corporation as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice. (4) For purposes of this Section 1.12, an Eligible Stockholder “owns” only those outstanding shares of the Corporation’s capital stock as to which such Eligible Stockholder possesses both (a) the full voting and investment rights pertaining to such shares and (b) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares: provided that the number of shares calculated in accordance with clauses (a) and (b) shall not include any shares (i) purchased or sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (ii) sold short by such Eligible Stockholder, (iii) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (iv) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and /or (B) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary

18 so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares; provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five (5) business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board. (5) No Eligible Stockholder shall be permitted to be in more than one (l) group constituting a Nominating Stockholder, and if any Eligible Stockholder appears as a member of more than one(1) group, such Eligible Stockholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice. (D) Nomination Notice. To nominate a Stockholder Nominee pursuant to this Section 1.12, the Nominating Stockholder (including, for the avoidance of doubt, each group member in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders) must deliver either by band or by certified or registered mail, return receipt requested, to the Secretary of the Corporation at the principal executive offices of the Corporation all of the following information and documents in a form that the Board or its designee determines acceptable (collectively, the “Nomination Notice”), not later than the close of business on the one hundred twentieth (120th) day, nor earlier than the close of business on the one hundred fiftieth (150th) day, prior to the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is not scheduled to be held within a period that commences thirty (30) days before and concludes thirty (30) days after the first anniversary date of the preceding year’s annual meeting of stockholders (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), then to be timely the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is one hundred eighty (180) days prior to such Other Meeting Date or the tenth (10th) day following the date such Other Meeting Date is first publicly announced or disclosed (in no event shall the adjournment or postponement of an annual meeting (or any public announcement thereof) commence a new time period (or extend any time period) for the giving of the Nomination Notice): (1) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Nominating Stockholder owns, and has continuously owned for the preceding

19 three (3) years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Nominating Stockholder’s continuous ownership of the Minimum Number of shares through the record date; (2) an agreement to hold the Minimum Number of shares through the annual meeting of stockholders and to provide immediate notice if the Nominating Stockholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting of stockholders; (3) a Schedule 14N (or any successor form) relating to each Stockholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder, as applicable, in accordance with Securities and Exchange Commission rules; (4) the written consent of each Stockholder Nominee to being named in the Corporation’s proxy statement, form of proxy and ballot as a Stockholder Nominee and to serving as a director if elected; (5) a written notice, in a form deemed satisfactory by the Board, of the nomination of each Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each group member in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders): (a) the information and agreements required with respect to the nomination of directors by stockholders pursuant to Section 1.10 of these Bylaws; (b) the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (c) a representation and warranty that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the intent of influencing or changing control of the Corporation; (d) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board at the annual meeting of stockholders any person other than such Nominating Stockholder’s Stockholder Nominee(s); (e) a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation”

20 within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) with respect to the annual meeting of stockholders, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board; (f) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting of stockholders; (g) a representation and warranty that each Stockholder Nominee’s candidacy or, if elected, membership on the Board would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded; (h) a representation and warranty that each Stockholder Nominee: (i) does not have any direct or indirect relationship with the Corporation that would cause the Stockholder Nominee to be deemed not independent pursuant to the Corporation’s corporate governance guidelines and the rules of the primary stock exchange on which the Corporation’s shares of capital stock are traded; (ii) meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the Corporation’s shares of capital stock are traded; (iii) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (iv) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Stockholder Nomi nee; and (v) meets the director qualifications set forth in the Corporation’s corporate governance guidelines; (i) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 1.12(C); (x) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements

21 described in Section 1.12(C) through the date of the annual meeting of stockholders; (j) details of any position of a Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three (3) years preceding the submission of the Nomination Notice; (k) if desired, a Supporting Statement; and (l) in the case of a nomination by a Nominating Stockholder comprised of a group, the designation by all Eligible Stockholders in such group of one Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder with respect to matters relating to the nomination, including withdrawal of the nomination; (6) an executed agreement, in a form deemed satisfactory by the Board, pursuant to which the Nominating Stockholder (including in the case of a group, each Eligible Stockholder in that group) agrees: (a) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election, including Rule 14a-19; (b) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (c) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Stockholder Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (d) to indemnify and hold harmless (jointly with all other Eligible Stockholders, in the case of a group of Eligible Stockholders) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees

22 arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Section 1.12; (e) in the event that any information included in the Nomination Notice or any other communication by the Nominating Stockholder (including with respect to any Eligible Stockholder included in a group) with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within forty-eight (48) hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (f) in the event that the Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 1.12(C), to promptly notify the Corporation; and (7) an executed agreement, in a form deemed satisfactory by the Board, by each Stockholder Nominee: (a) to provide to the Corporation such other information and certifications, as the Board may reasonably request; and (b) at the reasonable request of the Governance & Corporate Responsibility Committee, to meet with such committee to discuss matters relating to the nomination of such Stockholder Nominee to the Board, including the information provided by such Stockholder Nominee to the Corporation in connection with his or her nomination and such Stockholder Nominee’s eligibility to serve as a member of the Board. The information and documents required by this Section 1.12(D) to be provided by the Nominating Stockholder shall be (a) provided with respect to and executed by each Eligible Stockholder in the group in the case of a Nominating Stockholder comprised of a group of Eligible Stockholders; and (b) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) (i) in the case of a Nominating Stockholder that is an entity and (ii) in the case of a Nominating Stockholder that is a group that includes one or more Eligible Stockholders that are entities. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 1.12 (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to and received by the Secretary of the Corporation. (E) Exceptions.

23 (1) Notwithstanding anything to the contrary contained in this Section 1.12, the Corporation may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s Supporting Statement) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Stockholder Nominee, if (a) the Corporation receives a notice pursuant to the advance notice requirements set forth in Section 1.10 of these Bylaws that a stockholder intends to nominate a candidate for director at the annual meeting of stockholders, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation; (b) the Nominating Stockholder (or, in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders, the Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder), or any qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination submitted pursuant to this Section 1.12, the Nominating Stockholder withdraws its nomination or the chairman of the meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 1.12 and shall therefore be disregarded; (c) the Board determines that such Stockholder Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with these Bylaws or the Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded; (d) such Stockholder Nominee was nominated for election to the Board pursuant to this Section 1.12 at one of the Corporation’s two (2) preceding annual meetings of stockholders and withdrew from or became ineligible or unavailable for election at such annual meeting of stockholders or received a vote of less than twenty-five percent (25%) of the shares of capital stock cast in his or her favor for election; (e) such Stockholder Nominee has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or (f) the Corporation is notified, or the Board determines, that the Nominating Stockholder or the Eligible Stockholder has failed to continue to satisfy the eligibility requirements described in Section 1.12(C), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Stockholder Nominee becomes unwilling or unable to serve on the Board or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or such Stockholder Nominee under this Section 1.12. (2) Notwithstanding anything to the contrary contained in this Section 1.12, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Stockholder Nominee included in the

24 Nomination Notice, if the Board determines that (a) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (b) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; (c) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission’s proxy rules or any other applicable la w, rule or regulation; or (d) the inclusion of such information in the proxy statement would impose a material risk of liability upon the Corporation. The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee. ARTICLE II DIRECTORS 2.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation. 2.2. Number, Election and Qualification. The total number of directors constituting the Board shall be such number as may be fixed from time to time by resolution of the Board. At any meeting of stockholders at which directors are to be elected, directors shall be elected by a majority of the votes cast with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present: provided, however, that if as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees for director exceeds the number of directors to be elected, the directors shall be elected by the plurality vote of the votes cast by the holders of shares present or represented at the meeting and entitled to vote thereon. Election of directors need not be by written ballot. Directors need not be stockholders of the Corporation. For purposes of this Section 2.2, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. 2.3. Chairman of the Board; Vice Chairman of the Board. The Board may appoint from its members a Chairman of the Board and a Vice Chairman of the Board, neither of whom need be an employee or officer of the Corporation. If the Board appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board and, if the Chairman of the Board is also designated as the Corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.7 of these Bylaws. If the Board appoints a Vice Chairman of the Board, such Vice Chairman shall perform such duties and possess such powers as are assigned by the Board. Unless otherwise provided by the

25 Board, the Chairman of the Board or, in the Chairman’s absence, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board. 2.4. Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term of one year, ending on the date of the next annual meeting of stockholders following the date of such director ‘ s election or appointment; provided that the term of each director shall continue until the election and qualification of his or her successor, subject to his or her earlier death, resignation, disqualification or removal. 2.5. Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the whole Board shall constitute a quorum of the Board. If at any meeting of the Board there shall be less than a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. 2.6. Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number is required by law, by the Certificate of Incorporation or by these Bylaws. 2.7. Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed as provided in the Certificate of Incorporation. 2.8. Vacancies. Subject to the provisions of the Certificate of Incorporation and the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. 2.9. Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. 2.10. Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall be determined from time to time by the Board: provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately before or after and at the same place as the annual meeting of stockholders. 2.11. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, by the Chief Executive Officer, by the affirmative vote of a

26 majority of the directors then in office or by one director in the event that there is only a single director in office. 2.12. Notice of Special Meetings. Notice of the date, place and time of any special meeting of the Board shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (a) in person or by telephone at least twenty-four (24) hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, telecopy, facsimile or other means of electronic transmission, or delivering written notice by hand, to such director’s last known business, home or means of electronic transmission address at least twenty-four (24) hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least seventy- two (72) hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting. 2.13. Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. 2.14. Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. 2.15. Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, with such lawfully delegable powers and duties as the Board thereby confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board who meets the requirements for membership on the committee to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by the DGCL and provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board may from time to time request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the committee or in such rules, its business shall be conducted as nearly as possible in

27 the same manner as is provided in these Bylaws for the Board. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. 2.16. Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service. 2.17. Interested Transactions. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or transaction. ARTICLE III OFFICERS 3.1. Titles. The officers of the Corporation may consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer and a Secretary and such other officers with such other titles as the Board shall from time to time determine. The Board may appoint such other officers, including one or more Vice Presidents and one or more Assistant Treasurers or Assistant Secretaries, as it may deem appropriate from time to time. 3.2. Election. The officers of the Corporation shall be elected annually by the Board at its first meeting following the annual meeting of stockholders.

28 3.3. Qualification. Subject to such rules and policies as may be adopted by the Board and in effect from time to time, no officer need be a stockholder. To the extent permitted by the DGCL, any two or more offices may be held by the same person. 3.4. Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until such officer’s successor is duly elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation, disqualification or removal. 3.5. Resignation and Removal. Any officer may resign by delivering a written resignation to the Corporation at its principal office or to the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the directors then in office. 3.6. Vacancies. The Board may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled, for such period as it may determine, any offices. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is duly elected and qualified, or until such officer’s earlier death, resignation, disqualification or removal. 3.7. President; Chief Executive Officer. Unless the Board has designated another person as the Corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to such officer by the Board. The President shall perform such other duties and shall have such other powers as the Board or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), one or more Executive Vice Presidents (as authorized by resolutions of the Board) shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. 3.8. Vice Presidents. Each Vice President shall perform such duties and possess such powers as the Board or the Chief Executive Officer may from time to time prescribe. The Board may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board. 3.9. Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty

29 and power to give notices of all meetings of stockholders and special meetings of the Board, to attend all meetings of stockholders and of the Board and keep a record of the proceedings thereof, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents. The Secretary may appoint Assistant Secretaries and Attesting Secretaries, each of whom shall have the power to affix and attest the corporate seal of the Corporation, and to attest the execution of documents on behalf of the Corporation and who shall perform such other duties as may be assigned by the Secretary. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretary designated by the Board) shall perform the duties and exercise the powers of the Secretary. The chairman of any meeting of the Board or of stockholders may designate a temporary secretary to keep a record of any meeting. 3.10. Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as authorized by the Board or the Chief Executive Officer, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation. The Assistant Treasurers shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board) shall perform the duties and exercise the powers of the Treasurer. 3.11. Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof. ARTICLE IV CAPITAL STOCK 4.1. Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any shares of the authorized capital stock of the Corporation held in the Corporation’s treasury may be issued, sold,

30 transferred or otherwise disposed of by vote of the Board in such manner, for such lawful consideration and on such terms as the Board may determine. 4.2. Stock Certificates: Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the DGCL. Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of each class of stock or series thereof shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock: provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of each class of stock or series thereof. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL or, with respect to Section 151 of DGCL, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of each class of stock or series thereof. 4.3. Transfers. Shares of stock of the Corporation shall be transferable in the manner prescribed by law, the Certificate of Incorporation and in these Bylaws. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer

31 agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws. 4.4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the Board may require for the protection of the Corporation or any transfer agent or registrar. 4.5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

32 In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required under the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required under the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action. ARTICLE V GENERAL PROVISIONS 5.1. Fiscal Year. Except as from time to time otherwise designated by the Board, the fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December in each year. 5.2. Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board. 5.3. Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in any such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. 5.4. Voting of Securities. Except as the Board may otherwise designate, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may waive notice, vote, consent, or appoint any person or persons to waive notice, vote or consent, on behalf of the Corporation, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution), with respect to the securities of any other entity which may be held by this Corporation.

33 5.5. Evidence of Authority. A certificate by the Secretary, an Assistant Secretary, an Attesting Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action. 5.6. Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Amended and Restated Certificate of Incorporation of the Corporation, as it may be amended and/or restated and in effect from time to time. 5.7. Severability. If any provision or provisions (or any part thereof) of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each such portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law. 5.8. Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require. 5.9. Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. 5.10. Certain Definitions. For purposes of these Bylaws: the terms “affiliate” and “associate” are used as defined in Rule 12b-2 of the Exchange Act. ARTICLE VI AMENDMENTS These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by the Board or by the affirmative vote of the holders of a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereon.

34 ARTICLE VII INDEMNIFICATION AND ADVANCEMENT 7.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or any of its direct or indirect subsidiaries, or has or had agreed to become a director or officer of the Corporation or any of its direct or indirect subsidiaries, or, while a director or officer of the Corporation or any of its direct or indirect subsidiaries, is or was serving at the request of the Corporation or any of its direct or indirect subsidiaries as a director, officer, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.5, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board. 7.2. Prepayment of Expenses. The Corporation shall, to the fullest extent not prohibited by applicable law, as the same exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise. 7.3. Authorization of Indemnification. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth under applicable law and is otherwise consistent with applicable law. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such act ion, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a

35 present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 7.1 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case. 7.4. Good Faith Defined. For purposes of any determination under Section 7.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action was based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 7.4 shall mean any other corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 7.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in the DGCL. 7.5. Right of Claimant to Bring Suit. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VII is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. It shall be a defense to any such action brought to enforce a right to indemnification (but not in an action brought to enforce a right to an advancement of expenses) that the claimant has not met the standards of conduct which make it permissible under the DGCL (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither a contrary determination in the specific case under Section 7.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the claimant has not met any applicable standard of conduct. 7.6. Nonexclusivity of Indemnification and Advancement of Expenses. The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any agreement, or pursuant to any vote of stockholders or

36 disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to the last sentence of Section 7.1, indemnification of the persons specified in Section 7.1 shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of or advancement of expenses to any person who is not specified in Section 7.1 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. 7.7. Priority of Corporation Obligations. In the event that a Covered Person has rights of indemnification or advancement of expenses from any person (an “Other Indemnitor”) other than the Corporation or an affiliate of the Corporation in respect of a proceeding and also has rights of indemnification or advancement of expenses from the Corporation under this Article VII, the Corporation shall be primarily liable for indemnification and advancement of expenses to such Covered Person in respect of such proceeding and any obligation of an Other Indemnitor to provide indemnification or advancement of expenses shall be secondary to the obligations of the Corporation under this Article VII. If any Other Indemnitor pays or causes to be paid, for any reason, any amounts otherwise indemnifiable or subject to advancement under this Article VII, then (i) such Other Indemnitor shall be fully subrogated to all rights of the Covered Person with respect to the payments actually made and (ii) the Corporation shall reimburse such Other Indemnitor for the payments actually made. 7.8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII. 7.9. Certain Definitions. For purposes of this Article VII: references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of

37 the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII. 7.10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. 7.11. Contract Rights. The obligations of the Corporation under this Article VII to indemnify, and advance expenses to, a Covered Person shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Article VII shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.